                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-88855 of Rowan Companies, Inc. on Form S-3 of our report dated March 1, 1999, and incorporated by reference in the Annual Report on Form 10-K of Rowan Companies, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the prospectus, which is a part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP



Houston, Texas


November 19, 1999